AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1,
1995                        Registration Statement No. 33-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       __________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                THE MAY DEPARTMENT STORES COMPANY
       (Exact Name of Issuer as Specified in its Charter)

           New York                               43-0398035
   (State of Incorporation)                    (I.R.S. Employer)
                                              Identification No.)
611 Olive Street, St. Louis, Missouri             63101-1799
(Address of Principal Executive Offices)          (Zip Code)
                    1994 STOCK INCENTIVE PLAN
                               OF
                THE MAY DEPARTMENT STORES COMPANY
                      (Full Title of Plan)

                    RICHARD A. BRICKSON, Esq.
                      Secretary and Counsel
                THE MAY DEPARTMENT STORES COMPANY
                     Sixth and Olive Streets
                    St. Louis, Missouri 63101
                         (314) 342-6300
    (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
             Amount          Proposed     Proposed   Amount of
Title of     Being           Maximum      Maximum    Registration
Securities   Registered(1)   Offering     Aggregate  Fee(2)
Being                        Price Per    Offering
Registered(1)                Unit(2)      Price(2)
Common Stock
($.50 par    15,000,000      $35.44    $531,600,000   $183,311.63
value)       shares
(1) Pursuant to Rule 416(c) under this Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) In accordance with Rule 457(n)(1), the proposed maximum aggregate offering price is based on the average of the high and low prices reported on the New York Stock Exchange on April 26, 1995. The price is an estimate used solely for the purpose of computing the filing fee and is not a representation of the actual offering price.

Part I

The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange
Commission (the "Commission") are hereby incorporated by reference:

(a) Registrant's Annual Report on Form 10-K filed for the fiscal year ended January 28, 1995.

(b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to above, including
     Registrant's Quarterly Reports on Form 10-Q, if any.

(c) The description of the Registrant's shares of common stock contained in the Registrant's registration statement (Registration No. 33-8430) on Form S-4 dated September 2, 1986 filed by Registrant pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and Registrant's Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(a) of Registrant's Annual Report on Form 10-K for the year ended January 29, 1994, including any amendment or report filed for the purpose of updating such description).

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and amended, to constitute part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not Applicable.

Item 6. Indemnification of Directors and Officers.
Article 7 of the New York Business Corporation Law ("NYBCL") and a provision of the Registrant's By-Laws provide for the indemnification of directors and officers under certain conditions including the possibility of indemnification against liabilities under the Securities Act of 1933 (the "Act"). In addition, the Registrant has entered into indemnification agreements with each director and certain executive officers of the Registrant. Each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the NYBCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under the applicable law, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Registrant. In addition, the Registrant has a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration
Statement:

(4)(a) Restated Certificate of Incorporation of the Registrant, (incorporated herein by reference to
             Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the Fiscal Year ended January 29,
             1994)

(4)(b) By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) of the Registrant's
             Annual Report on Form 10-K for the fiscal year ended January 28, 1995)

(5)          Opinion re Legality

(23)(a)      Consent of Arthur Andersen LLP

(23)(b) Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

(24)         Powers of Attorney

(99) The 1994 Stock Incentive Plan of The May Department Stores Company (incorporated herein by reference to Appendix A of the Registrant's Proxy Statement dated April 18, 1994, for its annual meeting of shareowners held on May 20, 1994).

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

             (i) To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or

     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 1st day of May, 1995.

                          THE MAY DEPARTMENT STORES COMPANY

                          By:    Richard A. Brickson
                              Name: Richard A. Brickson
                              Title: Secretary and Senior Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature             Title                          Date

David C. Farrell*     Director, Chairman of the      May 1, 1995
David C. Farrell      Board and Chief Executive Officer
                      (Principal Executive Officer)

Jerome T. Loeb*       Director, President and Chief  May 1, 1995
Jerome T. Loeb        Financial Officer (Principal
                      Financial and Accounting Officer)

Richard L. Battram*   Director and Vice Chairman     May 1, 1995
Richard L. Battram

Thomas A. Hays*       Director and Deputy Chairman   May 1, 1995
Thomas A. Hays

Edward H. Meyer*      Director                       May 1, 1995
Edward H. Meyer

Russell E. Palmer*    Director                       May 1, 1995
Russell E. Palmer

Michael R. Quinlan*   Director                       May 1, 1995
Michael R. Quinlan

William P. Stiritz*   Director                       May 1, 1995
William P. Stiritz

Robert D. Storey*     Director                       May 1, 1995
Robert D. Storey

Murray L. Weidenbaum* Director                       May 1, 1995
Murray L. Weidenbaum


*    By:    /s/ Richard A. Brickson
     Richard A. Brickson
     Attorney-in-Fact

EXHIBIT INDEX

(4)(a)     Restated Certificate of Incorporation of the
           Registrant, (incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on
           Form 10-K for the Fiscal Year ended January 29, 1994)

(4)(b) By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) of the Registrant's Annual
           Report on Form 10-K for the fiscal year ended January
           28, 1995)

(5)        Opinion re Legality

(23)(a)    Consent of Arthur Andersen LLP

(23)(b) Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

(24)       Powers of Attorney

(99) The 1994 Stock Incentive Plan of The May Department Stores Company (incorporated herein by reference to Appendix A of the Registrant's Proxy Statement dated April 18, 1994, for its annual meeting of shareowners held on May 20, 1994).

                            EXHIBIT 5

May
The May Department Stores Company
Office of Legal Counsel


Richard A. Brickson
Senior Counsel and Secretary

                                  May 1, 1995


The Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, MO   63101

Ladies and Gentlemen:

     I have acted as counsel for The May Department Stores Company ("May") in connection with the registration by May under the Securities Act of 1933 (the "Act") of 15,000,000 (subject to adjustment as provided therein) shares of common stock, par value $.50 per share, of May ("Common Stock") issuable under May's 1994 Stock Incentive Plan (the "Plan") under a registration statement on Form S-8 (the "Registration Statement") filed today with the Securities and Exchange Commission.

     On the basis of such investigation as I deemed necessary, I am of the opinion that when the shares of Common Stock have been registered under the Act, and when May has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares have been issued by May as provided under the Plan, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,



                                  Richard A. Brickson
                                  Senior Counsel and Secretary

                         EXHIBIT 23 (A)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1995, incorporated by reference in The May Department Stores Company's Form 10-K for the year ended January 28, 1995 and to all references to our Firm included in this Registration Statement.




                                             ARTHUR ANDERSEN LLP

1010 Market Street
St. Louis, Missouri 63101-2089
May 1, 1995

                           EXHIBIT 24

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Richard L. Battram
                                  Richard L. Battram

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.




                       /s/  David C. Farrell
                            David C. Farrell

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Thomas A. Hays
                                  Thomas A. Hays

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                             /s/  Jerome T. Loeb
                                  Jerome T. Loeb

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                               /s/ Edward H. Meyer
                                   Edward H. Meyer

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Russell E. Palmer
                                  Russell E. Palmer

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Michael R. Quinlan
                                  Michael R. Quinlan

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ William P. Stiritz
                                  William P. Stiritz

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Robert D. Storey
                                  Robert D. Storey

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company 1994 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 25th day of April, 1995.



                              /s/ Murray L. Weidenbaum
                                  Murray L. Weidenbaum